EXHIBIT 23.2

TBPELS REGISTERED ENGINEERING FIRM F-
1580		FAX (713) 651-0849
	1100 LOUISIANA SUITE 4600	HOUSTON, TEXAS 77002-5294	TELEPHONE (713) 651-9191

CONSENT OF RYDER SCOTT COMPANY, L.P.

We have issued our report dated February 5, 2021 on estimates of proved reserves, future production and income attributable to certain royalty interests of Falcon Minerals Corporation and subsidiaries (“Falcon”) as of December 31, 2020. As independent petroleum engineers, we hereby consent to the inclusion or incorporation by reference in Falcon Minerals Corporation’s Registration Statement on Form S-3 (the “Registration Statement”), of such report. We also consent to the references to our firm contained in the Registration Statement, including in the related prospectus, under the caption “Experts.”

/s/ RYDER SCOTT COMPANY, L.P.

RYDER SCOTT COMPANY, L.P.
TBPELS Firm Registration No. F-1580

Houston, Texas

September 20, 2021

SUITE 2800, 350 7TH AVENUE, S.W.	CALGARY, ALBERTA T2P 3N9	TEL (403) 262-2799
633 17TH STREET, SUITE 1700	DENVER, COLORADO 80202	TEL (303) 339-8110